June 19, 2019

Securities and Exchange Commission 100 F Street,N.E.

Washington, D.C. 20549

Issuer: Alterola Biotech, Inc. (Commission File Number 333-156091)

We have read the statements of Alterola Biotech, Inc. included under Item 4.01 of Form 8-K to be filed with the SEC on June 19, 2019 and agree with such statements as they pertain to our firm.

Sincerely,

MJF & Associates, APC